Exhibit 10.14

EXECUTION VERSION

GUARANTEE AND COLLATERAL AGREEMENT

made by

EACH OF THE GRANTORS PARTY HERETO

in favor of

BARCLAYS BANK PLC,
as Collateral Agent

Dated as of March 15, 2013

Confidential Treatment Requested. Confidential portions of this document have been redacted have been separately filed with the Commission.

5.5 Delivery of Instruments and Tangible Chattel Paper and Control of Investment Property, Letter-of-Credit Rights and Electronic Chattel Paper	15
5.6 Deposit Accounts, Securities Accounts and Commodity Accounts	16
5.7 Intellectual Property	16
5.8 Maintenance of Perfected Security Interest; Further Documentation and Consents	18

SECTION 6 REMEDIAL PROVISIONS	18
6.1 Certain Matters Relating to Receivables	18
6.2 Communications with Grantors; Grantors Remain Liable	19
6.3 Pledged Securities; Dividends	19
6.4 Intellectual Property	21
6.5 Proceeds to be Turned Over To Collateral Agent	21
6.6 Application of Proceeds	22
6.7 Code and Other Remedies	22
6.8 Private Sales	25
6.9 Deficiency	25
6.10 Limited Forbearance	25

SECTION 7 THE COLLATERAL AGENT	26
7.1 Collateral Agent’s Appointment as Attorney-in-Fact, etc.	26
7.2 Duty of Collateral Agent	28
7.3 Authorization of Financing Statements	28
7.4 Authority of Collateral Agent	29

SECTION 8 MISCELLANEOUS	29
8.1 Amendments in Writing	29
8.2 Notices	29
8.3 No Waiver by Course of Conduct; Cumulative Remedies	29
8.4 Enforcement Expenses; Indemnification	29
8.5 Successors and Assigns	30
8.6 Set-Off	30
8.7 Counterparts	30
8.8 Severability	30
8.9 Section Headings	30
8.10 Integration	31
8.11 Governing Law; Jurisdiction; Etc.	31
8.12 Acknowledgements	32
8.13 Additional Grantors	32

ii

8.14 Releases	32
8.15 WAIVER OF JURY TRIAL	33
8.16 Reinstatement	33
8.17 Independent Obligations	33

SCHEDULES

Schedule 1	Notice Addresses
Schedule 2	Investment Property
Schedule 3	Legal Name, Jurisdictions of Organization and Organizational Identification Number
Schedule 4(a)	Intellectual Property
Schedule 4(b)	License Arrangements and Agreements
Schedule 5	Commercial Tort Claims
Schedule 6	Deposit Accounts; Securities Accounts; Commodity Accounts
Schedule 7	Perfection and Priority

ANNEXES

Annex I	Assumption Agreement
Annex II	Acknowledgement and Consent

iii

GUARANTEE AND COLLATERAL AGREEMENT

GUARANTEE AND COLLATERAL AGREEMENT, dated as of March 15, 2013, made by SFX Intermediate Holdco II LLC, a Delaware limited liability company (the “Borrower”), the other Persons listed on the signature pages hereof and the Additional Grantors (as defined herein) in favor of Barclays Bank PLC, as collateral agent (in such capacity, together with any successor agent appointed pursuant to Section 8.07 of the Credit Agreement referred to below, the “Collateral Agent”) for the Secured Parties (as defined below), including the several banks and other financial institutions or entities (the “Lenders”) from time to time parties to that certain Credit Agreement, dated as the date hereof, by and among the Borrower, the Lenders, Barclays Bank PLC, as administrative agent, and the other agents party thereto (as amended, restated, supplemented waived and/or otherwise modified from time to time, the “Credit Agreement”).

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Term Loans to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Grantor (as defined below);

WHEREAS, the proceeds of the Term Loans under the Credit Agreement will be used in part to enable the Borrower to fund Permitted Acquisitions;

WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the Term Loans under the Credit Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Term Loans to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Secured Parties;

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Term Loans thereunder and to induce the Secured Hedging Counterparties to enter into Secured Hedging Agreements and the Cash Management Counterparties to enter into Cash Management Documents from time to time, each Grantor hereby agrees with the Collateral Agent, for the ratable benefit of the Secured Parties, as follows:

SECTION 1                               DEFINED TERMS

1.1                               Definitions.

(a)                                 Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the UCC: “Accession”, “As-Extracted Collateral”, “Certificated Security”, “Chattel Paper”, “Commercial Tort Claim”, “Document”, “Equipment”, “Fixture”,

“General Intangible”, “Goods”, “Instrument”, “Inventory”, “Letter-of-Credit Right”, “Securities Account”, “Security”, “Supporting Obligations” and “Uncertificated Securities”.

(b)                                 The following terms shall have the following meanings:

“Acceleration Date”: the date the Collateral Agent may take any of the actions listed in Section 7.01 of the Credit Agreement upon and during the continuance of any Event of Default.

“Account”: any right to payment of a monetary obligation, whether or not earned by performance, including, but not limited to, the right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper, and right to payment of management fees. Without limiting the generality of the foregoing, the term “Account” shall further include all “accounts” (as that term is defined in the UCC), all accounts receivable, all “health-care-insurance receivables” (as that term is defined in the UCC), all “payment intangibles” (as that term is defined in the UCC) and all other rights to payment of every kind and description, whether or not earned by performance.

“Additional Grantors”: as defined in Section 8.13.

“Agreement”: this Guarantee and Collateral Agreement, as the same may be amended, restated, supplemented waived and/or otherwise modified from time to time.

“Bankruptcy Default”: an Event of Default under Section 7.01(f) of the Credit Agreement. “Borrower”: as defined in the preamble hereto.

“Borrower Credit Agreement Obligations”: “Obligations” as defined in the Credit Agreement.

“Borrower Obligations”: collectively, the (i) Borrower Credit Agreement Obligations and (ii) the Borrower’s Hedging Agreement and Cash Management Obligations, but, as to the foregoing clause  (ii), only to the extent that, and only so long as, the Borrower Credit Agreement Obligations are secured and guaranteed pursuant to this Agreement; provided that Borrower Obligations shall not include Excluded Swap Obligations.

“Collateral”: as defined in Section 3.1.

“Collateral Account”: any collateral account established by the Collateral Agent as provided in Sections 6.1 or 6.5.

“Collateral Agent”: as defined in the preamble hereto.

“Commodity Exchange Act”: the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Credit Agreement”: as defined in the preamble hereto.

“Deposit Account”: all deposit accounts as defined in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution.

“Excluded Accounts”: all Deposit Accounts and Securities Accounts not required to be subject to Controlled Deposit Accounts or Controlled Securities Accounts (as applicable) pursuant to Section 5.15 of the Credit Agreement.

“Excluded Equity Interests”: any Equity Interest in any Excluded Subsidiary, other than (i) 100% of the non-Voting Stock of a First Tier Excluded Subsidiary and (ii) Voting Stock of a First-Tier Excluded Subsidiary representing 34% of the total voting power of all outstanding Voting Stock of such First-Tier Excluded Subsidiary.

“Excluded Swap Obligation”: with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Forbearance Default”: the occurrence of (a) any Event of Default directly attributable to any of the IDT Entities or (b) any event that would give any other creditor of the IDT Entities the ability to exercise its rights and remedies against the IDT Collateral.

“Forbearance Period”: as defined in Section 6.10(b). “Forbearance Termination Event”: as defined in Section 6.10(b).

“Foreclosed Loan Party”: as defined in Section 2.3.

“Grantors”: the collective reference to each signatory hereto (other than the Collateral Agent) together with any other entity that may become a party hereto as provided herein.

“Guaranteed Obligations”: as defined in Section 2.1; provided that Guaranteed Obligations shall not include Excluded Swap Obligations.

“Guarantor Obligations”: with respect to any Guarantor, (i) all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, Section 2) or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent, to the Collateral Agent or to the other Secured Parties that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document)

and (ii) Holdings or any Subsidiary Guarantor’s Hedging and Cash Management Obligations, but, as to foregoing clause (ii) only to the extent that, and only so long as, the Borrower Credit Agreement Obligations are secured and guaranteed pursuant to this Agreement; provided that Guarantor Obligations shall not include Excluded Swap Obligations.

“Guarantors”: the collective reference to each signatory hereto and to the Sillerman Guarantee (in each case, other than the Collateral Agent) together with any other entity that may become a party hereto as provided herein.

“IDT Collateral”: as defined in Section 6.10(a).

“Intercompany Note”: any promissory note evidencing loans made by any Grantor to the Borrower or any of its Subsidiaries.

“Investment Property”: the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the UCC (other than any Excluded Equity Interests) and (ii) whether or not constituting “investment property” as so defined, all Pledged Securities.

“Issuers”: the collective reference to each issuer of a Pledged Security. “Lenders”: as defined in the preamble hereto.

“Pledged Notes”: all promissory notes listed on Schedule 2, all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

“Pledged Securities”: the collective reference to the Pledged Notes and the Pledged Stock.

“Pledged Stock”: the collective reference to (i) the shares of equity interests listed on Schedule 2, (ii) any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the equity interests of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect and that are required to become Collateral pursuant to Section 3.1.

“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Receivable”: any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

“Secured Obligations”: (i) in the case of the Borrower, its Borrower Obligations and (ii) in the case of each other Guarantor, its Guarantor Obligations, in each case except as constitutes an Excluded Swap Obligation.

“Swap Obligation”: with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Vehicles”: all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state.

“UCC”: the Uniform Commercial Code from time to time in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of any applicable requirement of Law, any of the perfection or priority of the Collateral Agent’s or any other Secured Party’s security interest in any Collateral is governed by the Uniform Commercial Code of a jurisdiction other than the State of New York, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of the definitions related to or otherwise used in such provisions.

1.2                               Other Definitional Provisions.

(a)                                 The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b)                                 The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c)                                  Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

SECTION 2                               GUARANTEE

2.1                               Guarantee.

(a)                                 Each of the Grantors hereby, jointly and severally, as a primary obligor and not merely as a surety, unconditionally and irrevocably, guarantees to the Collateral Agent for the ratable benefit of the Secured Parties and their respective permitted successors, indorsees, transferees and assigns, the prompt and complete payment and performance by each other Guarantor when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations, including, without limitation, (i) the principal of and interest on the Term Loans made to the Borrower pursuant to the Credit Agreement, (ii) all other amounts payable by the Borrower under the Credit Agreement and the other Loan Documents, and (iii) the punctual and faithful performance, keeping, observance, and fulfillment by the Guarantors of all of the agreements, conditions, covenants, and obligations of the Guarantors contained in the Loan Documents (all of the foregoing being referred to collectively as the “Guaranteed Obligations”). Each Grantor hereby agrees that this Guarantee is an absolute, irrevocable and unconditional Guarantee of payment and is not a Guarantee of collection. Notwithstanding anything to the contrary contained in this Section 2 or otherwise in this Agreement or any other Loan Document, the Guarantee provided by the IDT Entities shall be limited to the aggregate principal amount and any accrued but unpaid interest outstanding under the IDT Intercompany Note on the Acceleration Date.

(b)                                 Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Grantor for the Guaranteed Obligations shall in no event exceed the amount which can be guaranteed by such Grantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

(c)                                  Each Grantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the amount of the liability of such Grantor hereunder without impairing the Guarantee contained in this Section 2 or affecting the rights and remedies of the Collateral Agent or any other Secured Party hereunder.

(d)                                 The Guarantee contained in this Section 2 shall remain in full force and effect until all the Obligations (including all obligations of each Grantor under the guarantee contained in this Section 2) shall have been satisfied by payment in full (other than contingent or indemnification obligations not then asserted or due), notwithstanding that from time to time during the term of the Credit Agreement the Loan Parties may be free from any Obligations.

(e)                                  Except as provided in Section 8.14, no payment made by the Borrower, any of the other Guarantors, any other guarantor or any other Person or received or collected by the Collateral Agent or any other Secured Party from the Borrower, any of the other Guarantors or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Grantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Guaranteed Obligations or any payment received or collected from such Guarantor in respect of the Guaranteed Obligations), remain liable for the Guaranteed Obligations up to the maximum liability of such Grantor hereunder until the Guaranteed Obligations shall have been paid in full (other than contingent or indemnification obligations not then asserted or due).

2.2                               Right of Contribution. Each Grantor hereby agrees that to the extent that a Grantor shall have paid more than its proportionate share of any payment made hereunder, such Grantor shall be entitled to seek and receive contribution from and against any other Guarantor which has not paid its proportionate share of such payment. Each Grantor’s right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Collateral Agent and the other Secured Parties, and each Guarantor shall remain liable to the Collateral Agent and the other Secured Parties for the full amount guaranteed by such Guarantor hereunder or under the Sillerman Guarantee, as applicable.

2.3                               No Subrogation. Notwithstanding any payment made by any Grantor hereunder or any set-off or application of funds of any Guarantor by the Collateral Agent or any other Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of the Collateral Agent or any other Secured Party against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Collateral Agent or any other Secured Party for the payment of the Guaranteed Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder or under the Sillerman Guarantee, until all amounts owing to the Collateral Agent and the other Secured Parties on account of the Guaranteed Obligations shall have been indefeasibly paid in full in cash (other than contingent or indemnification obligations not then asserted or due). If any amount shall be paid to any Grantor on account of such subrogation rights at any time when all of such Guaranteed Obligations shall not have been paid in full, such amount shall be held by such Grantor in trust for the Collateral Agent and the other Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required), to be applied against the Guaranteed Obligations, whether matured or unmatured, in such order as the Collateral Agent may determine. Notwithstanding anything to the contrary contained in this Agreement, if all or any portion of the Guaranteed Obligations have been satisfied in connection with an exercise of remedies in respect of the Equity Interests of any Loan Party (“Foreclosed Loan Party”), no Loan Party may, at any time, exercise any rights of subrogation, contribution, indemnity, reimbursement or other similar rights against, and may not proceed or seek recourse against or with respect to such Foreclosed Loan Party and/or any property or asset thereof, whether pursuant to this Agreement or otherwise, including after indefeasible payment in full in cash of the Guaranteed Obligations.

2.4                               Amendments, Etc. with Respect to the Guaranteed Obligations. To the fullest extent permitted by applicable law, each Grantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Guaranteed Obligations made by the Collateral Agent or any other Secured Party may be rescinded by the Collateral Agent or such other Secured Party and any of the Guaranteed Obligations continued, and the Guaranteed Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified (including changing the time for payment of the Guaranteed Obligations), accelerated, compromised, waived, surrendered or released by the Collateral Agent or any other Secured Party, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be, amended, modified, supplemented or terminated, in whole or in part, as the Collateral Agent may reasonably deem advisable from time to time, and any collateral security, guarantee or right of set-off at any time held by the Collateral Agent or any other Secured Party for the payment of the Guaranteed Obligations may be sold, exchanged, waived, surrendered or released. Neither the Collateral Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Guaranteed Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

2.5                               Guarantee Absolute and Unconditional. To the fullest extent permitted by applicable law, each Grantor waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by the Collateral

Agent or any other Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, with respect to the Loan Documents and the Collateral Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. To the fullest extent permitted by applicable law, each Grantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Guaranteed Obligations. Each Grantor understands and agrees that the guarantee of such Grantor contained in this Section 2, to the fullest extent permitted by applicable law, shall be construed as a continuing, absolute and unconditional guarantee of payment and shall not be discharged as a result of or otherwise affected by any of the following:

(a)                                 any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Collateral Agent or any other Secured Party upon the Guarantee contained in this Section 2 or acceptance of the Guarantee contained in this Section 2;

(b)                                 diligence, presentment, protest, demand for payment, notice of default or nonpayment and any other notice whatsoever to or upon the Borrower or any other Grantor in respect of any Guaranteed Obligations or any part thereof or any defense arising by reason of any disability or other defense of a Borrower or any other Grantor with respect to the Obligations;

(c)                                  the validity or enforceability (or invalidity or unenforceability) of the Credit Agreement or any other Loan Document, any of the Guaranteed Obligations (or any portion thereof) or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Collateral Agent or any other Secured Party,

(d)                                 any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Collateral Agent or any other Secured Party,

(e)                                  the absence of (i) any attempt to collect any Guaranteed Obligation or any part thereof from a Borrower or any other Grantor or other action to enforce the same or (ii) any action to enforce any Loan Document or any Lien hereunder or thereunder;

(f)                                   the failure by any Person to take any steps to perfect and maintain any Lien on, or preserve any rights with respect to any Collateral;

(g)                                  any workout, insolvency, bankruptcy proceeding, reorganization, arrangement, liquidation or dissolution by or against a Borrower, any other Guarantor, or any Subsidiary of any Loan Party or any procedure, agreement, order, stipulation, election, action or omission thereunder, including any discharge or disallowance of, or bar or stay against collection, any Guaranteed Obligation (or any interest therein) in or as a result of any such proceeding;

(h)                                 any foreclosure, whether or not through judicial sale, and any other sale or other disposition of any Collateral or any election following the occurrence of an Event of Default by any Secured Party to proceed separately against any Collateral in accordance with such Secured Party’s rights under applicable requirement of Law; or

(i)                                     any defense, setoff or counterclaim or any other circumstance whatsoever (other than a defense of payment or performance) (with or without notice to or knowledge of the Borrower or any Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of any other Grantor from the Guaranteed Obligations, or of such Grantor under the Guarantee contained in this Section 2, in bankruptcy or in any other instance.

When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Grantor, the Collateral Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Guaranteed Obligations or any right of offset with respect thereto, and any failure by the Collateral Agent or any other Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Grantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Collateral Agent or any other Secured Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.6                               Reinstatement. The Guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any other Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any other Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

2.7                               Payments. Each Grantor hereby guarantees that payments hereunder will be paid to the Collateral Agent (a) without set-off or counterclaim in Dollars at the Administrative Agent’s Office and (b) free and clear of, and without deduction for, any Non-Excluded Taxes or Other Taxes on the same terms and to the same extent that payments by the Borrower are required to be made pursuant to the terms of Section 2.18 of the Credit Agreement, applying the provisions of Section 2.18 of the Credit Agreement to such Grantor and the Collateral Agent mutatis mutandis.

2.8                               Information. Each Grantor (a) assumes all responsibility for being and keeping itself informed of the financial condition and assets of any other Guarantor, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that such Grantor assumes and incurs hereunder, and (b)

agrees that none of the Collateral Agent or the other Secured Parties will have any duty to advise such Grantor of information known to it or any of them regarding such circumstances or risks.

SECTION 3                               GRANT OF SECURITY INTEREST

3.1                               Grant of Security Interests. Each Grantor hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in all of the following property now owned or at any time hereafter acquired or created by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations:

(a)                                 all Accounts;

(b)                                 all Chattel Paper;

(c)                                  all cash and Cash Equivalents;

(d)                                 all Deposit Accounts, Securities Accounts and Commodity Accounts;

(e)                                  all Documents;

(f)                                   all Equipment;

(g)                                  all Fixtures;

(h)                                 all General Intangibles;

(i)                                     all Goods not covered by the other clauses of this Section 3;

(j)                                    all Instruments, including the Pledged Notes;

(k)                                 all Pledged Stock;

(l)                                     all Intellectual Property;

(m)                             all Inventory;

(n)                                 all Investment Property;

(o)                                 all Letters of Credit and Letter-of-Credit Rights;

(p)                                 all Commercial Tort Claims described on Schedule 5 and on any supplement thereto received by the Collateral Agent;

(q)                                 all other tangible and intangible personal property not otherwise described above;

(r)                                    all books and records pertaining to the Collateral; and

(s)                                   to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any of the Collateral and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided, that notwithstanding any of the other provisions set forth in this Section 3.1, this Agreement shall not constitute a grant of a security interest in (i) any leasehold interest in real property, (ii) any Vehicles, (iii) any property to the extent that such grant of a security interest is (A) prohibited by any requirements of Law, (B) requires a consent not obtained of any Governmental Authority pursuant to such requirement of Law or (C) prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to or otherwise related to such property or, in the case of any Investment Property, any Pledged Security, any applicable shareholder or similar agreement, except to the extent that such requirement of Law or the term in such contract, license, agreement, instrument or other document or shareholder or any similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law; provided, that the foregoing exclusions of this clause (iii) shall in no way be construed (x) to apply to the extent that any described prohibition is unenforceable under Section 9-406, 9-407, 9-408, or 9-409 of the UCC or other applicable Law, (y) to limit, impair, or otherwise affect the Collateral Agent’s continuing security interests in and liens upon any rights or interests of any Grantor in or to (1) monies due or to become due under any described contract, lease, permit, license, charter or license agreement (including any Accounts) or (2) any proceeds from the sale, license, lease, or other dispositions of any such contract, lease, permit, license, charter, or license agreement, or (z) apply to the extent that any consent or waiver has been obtained that would permit the security interest notwithstanding the prohibition) and (iv) with respect to any United States Intellectual Property, any “intent-to-use” Trademark applications prior to the filing and acceptance of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the ability to obtain a registration from such “intent-to-use” Trademark application, or the validity or enforceability of any registration that issues from such “intent-to-use” Trademark application under applicable federal law. It is hereby understood and agreed that any Property described in the preceding proviso as being expressly excluded from the security interest created hereby, and any Property that is otherwise expressly excluded from clauses (a) through (s) above, shall be excluded from the definition of “Collateral”.

SECTION 4                               REPRESENTATIONS AND WARRANTIES

To induce the Lenders and the other Secured Parties to enter into the Credit Agreement and to induce the Lenders to make their respective Term Loans to the Borrower, each Grantor hereby represents and warrants to the Collateral Agent and each other Secured Party and, with respect to Section 4.1, each Lender:

4.1                               Representations in Credit Agreement. The representations and warranties set forth in Article III of the Credit Agreement to the extent they refer to a Grantor or to the Loan Documents to which such Grantor is a party, each of which is hereby incorporated herein by reference, are true and correct in all material respects (or, in the case of any such representation or warranty already qualified by materiality, in all respects), and the Collateral Agent and each other Secured Party shall be entitled to rely on each of them as if they were fully set forth herein; provided, that each reference in each such representation and warranty to the Borrower’s knowledge shall, for the purposes of this Section 4.1, be deemed to be a reference to such Grantor’s knowledge.

4.2                               Title; No Other Liens. Except as otherwise permitted under Section 6.02 of the Credit Agreement, such Grantor owns or has rights in each item of the Collateral pledged by it hereunder free and clear of any and all Liens. Except as otherwise permitted under Section 6.02 of the Credit Agreement, no financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office except financing statements that have been filed without the consent of the Grantor.

4.3                               Names; Jurisdiction of Organization; Chief Executive Office. On the date hereof, such Grantor’s full and correct legal name, jurisdiction of organization and identification number from the jurisdiction of organization (if any) are specified on Schedule 3. Except as set forth on Schedule 3, no Grantor has changed its name, jurisdiction of organization, chief executive office or sole place of business or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) and has not done business under any other name, in each case, within the past five years. On the date hereof, such Grantor’s books and records concerning the Collateral are kept at the locations designated on Schedule 3.

4.4                               Pledged Securities. On the date hereof, the shares of Pledged Stock pledged by such Grantor hereunder:

(a)                                 have been duly authorized, validly issued and are fully paid and non-assessable, to the extent such concepts are applicable; and

(b)                                 constitute all the issued and outstanding shares of all classes of the Voting Stock of each Issuer owned by such Grantor or (x) in the case of the Voting Stock of any First-Tier Excluded Subsidiary, 66% of the outstanding Voting Stock and (y) in the case of shares the non-voting Equity Stock of a First-Tier Excluded Subsidiary, 100% of such issued and outstanding shares of each such First-Tier Excluded Subsidiary.

4.5                               Pledged Notes. Schedule 2 sets forth a complete and correct list of all promissory notes (other than any held in a Securities Account listed on Schedule 6) held by any Grantor on the date hereof.

4.6                               Intellectual Property.

(a)                                 Schedule 4(a) lists all registered or applied for United States and foreign Intellectual Property owned by such Grantor in its own name on the date hereof.

(b)                                 Schedule 4(b) sets forth all IP Licenses under which a Grantor is an exclusive licensee or licensor on the date hereof and the annual fees received or paid under the license are greater than $100,000 per year.

(c)                                  On the Closing Date, the Intellectual Property set forth on Schedule 4(a) is owned by the Grantor specified thereon and is, to the relevant Grantor’s knowledge, (i) valid, in full force and effect, subsisting and unexpired and (ii) insofar as it is registered Intellectual Property, enforceable. None of the following shall result in a breach or default of any material IP License, and none of the following shall materially limit or impair the ownership, use, validity or enforceability of, or any rights of such Grantor in, any Intellectual Property: (i) the consummation of the Related Transactions or any Permitted Acquisition or (ii) any holding, decision, judgment or order that has been rendered by any Governmental Authority. There are no pending (or, to the knowledge of such Grantor, threatened) actions, investigations, suits, proceedings, audits, written claims or demands, orders or disputes challenging the ownership, use, validity, enforceability of, or such Grantor’s rights in, any material Intellectual Property of such Grantor. To such Grantor’s knowledge, no Person has been or is infringing, misappropriating, diluting, violating or otherwise impairing any material Intellectual Property of such Grantor. Such Grantor, and to such Grantor’s knowledge each other party thereto, is not in material breach or default of any material IP License, nor does any defense, offset, deduction or counterclaim exist thereunder in favor of a non-Grantor party to such IP License.

4.7                               Commercial Tort Claims. To the knowledge of such Grantor, the only Commercial Tort Claims of any Grantor in an amount reasonably estimated to exceed $750,000 existing on the date hereof (regardless of whether the defendant or other material facts can be determined and regardless of whether such Commercial Tort Claim has been asserted, threatened or has otherwise been made known to the obligee thereof or whether litigation has been commenced for such claims) are those listed on Schedule 5, which sets forth such information separately for each Grantor in a manner that reasonably identifies each such Commercial Tort Claim.

4.8                               Deposit Accounts; Securities Accounts and Commodity Accounts. Schedule 6 sets forth a complete and correct list of all Deposit Accounts, Securities Accounts and Commodity Accounts of any Grantor on the date hereof. Each Control Agreement is effective (or will be when executed) to establish the Collateral Agent’s “control” (for purposes of the UCC) of the Collateral subject thereto.

4.9                               Specific Collateral. None of the Collateral is, or is Proceeds or products of any (a) farm products, (b) as-extracted collateral or (c) timber to be cut.

4.10                        Perfection and Priority. Except as set forth on Schedule 7, all actions by each Grantor necessary or desirable to protect and perfect the Lien granted hereunder on the Collateral have been duly taken.

4.11                        Enforcement. No Permit, notice to or filing with any Governmental Authority or any other Person or any consent from any Person is required for the exercise by the Collateral Agent of its rights provided for in this Agreement or the enforcement of remedies in respect of a material portion of the Collateral pursuant to this Agreement, including the transfer of a material portion of the Collateral, except as may be required in connection with any approvals that may be required to be obtained from any bailees or landlords to collect the Collateral.

SECTION 5                               COVENANTS

Until all Obligations shall have been indefeasibly paid in full in cash, each Grantor hereby covenants and agrees to the Collateral Agent and each other Secured Party that:

5.1                               Covenants in Credit Agreement. To the extent applicable, each Grantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Grantor or any of its Subsidiaries.

5.2                               Investment Property.

(a)                                 In the case of each Group Member which is an Issuer, but not a Grantor, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it and (ii) the terms of Sections 6.3(c) and 6.8 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Sections 6.3(c) or 6.8 with respect to the Pledged Securities issued by it.

(b)                                 To the extent any Pledged Stock (i) constitutes interests in any limited liability company or limited partnership controlled now or in the future by any Grantor and (ii) is a “Security” within the meaning of Article 8 of the UCC and is governed by Article 8 of the UCC, such interest shall be certificated and each such interest shall at all times hereafter continue to be such a security and represented by such certificate. Each Grantor further acknowledges and agrees that with respect to any interest in any limited liability company or limited partnership controlled now or in the future by such Grantor and pledged hereunder that is not a “Security” within the meaning of Article 8 of the UCC, such Grantor shall at no time elect to treat any such interest as a “Security” within the meaning of Article 8 of the UCC, nor shall such interest be represented by a certificate, unless such Grantor provides prior written notification to the Collateral Agent of such election and such interest is thereafter represented by a certificate that is promptly delivered to the Collateral Agent pursuant to the terms hereof.

(c)                                  To the extent that any Pledged Security is a Certificated Security or an Instrument or is an Uncertificated Security that becomes a Certificated Security or Instrument, the applicable Grantor shall promptly deliver such certificates or Instruments evidencing such Pledged Securities to the Collateral Agent together with stock powers or indorsements thereof reasonably satisfactory to the Collateral Agent.

5.3                               Commercial Tort Claims. If any Grantor shall at any time after the date of this Agreement acquire or become the beneficiary of a Commercial Tort Claim in an amount reasonably estimated to exceed $750,000 (regardless of whether the defendant or other material facts can be determined and regardless of whether such Commercial Tort Claim has been asserted, threatened or has otherwise been made known to the obligee thereof or whether litigation has been commenced for such claims), such Grantor shall promptly provide the Collateral Agent with a supplement to Schedule 5 hereto describing the details thereof in a manner that reasonably identifies such Commercial Tort Claim and which is otherwise reasonably satisfactory to the Collateral Agent, and hereby authorizes the filing of additional financing statements or amendments to existing financing statements describing such Commercial Tort Claim, and agrees to do such other acts or things reasonably deemed necessary or desirable by the Collateral Agent to provide a perfected security interest in any such Commercial Tort Claim. Any supplement to Schedule 5 delivered pursuant to this Section 5.3 shall, after the receipt thereof by the Collateral Agent, become part of Schedule 5 for all purposes hereunder other than in respect of representations and warranties made prior to the date of such receipt.

5.4                               Maintenance of Perfected Security Interest; Defense of Claims. Each Grantor agrees to promptly, and in any case within five Business Days after the occurrence thereof, notify the Collateral Agent of any change (i) in its legal name, (ii) in the identity or type of organization or corporate structure of any Grantor, (iii) in the jurisdiction of organization of any Grantor, (iv) in the “location” (as determined in accordance with Section 9-307 of the UCC) of any Grantor or (v) in the organizational identification number of any Grantor. Each Grantor agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or other applicable Law that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected (to the extent perfection of the security interest in such property is required by the terms hereof), security interest (subject only to Liens permitted under the Credit Agreement and having priority by operation of applicable Law) in the Collateral for its benefit and the benefit of the other Secured Parties.

5.5                               Delivery of Instruments and Tangible Chattel Paper and Control of Investment Property, Letter-of-Credit Rights and Electronic Chattel Paper.

(a)                                 If any amount payable under or in connection with any Collateral owned by such Grantor shall be or become evidenced by an Instrument or Tangible Chattel Paper other than such Instrument delivered in accordance with Section 5.2(c) and in the possession of the Collateral Agent, such Grantor shall, at the request of the Collateral Agent, immediately deliver such Instrument or Tangible Chattel Paper to the Collateral Agent, duly indorsed in a manner satisfactory to the Collateral Agent; provided, that this requirement shall not apply to any interests in such Instruments or Tangible Chattel Paper which have an individual value of $750,000 or less or which, in the aggregate, are in an amount of $1,500,000 or less.

(b)                                 Such Grantor shall not grant “control” (as defined in Article 9-106 of the UCC) over any Investment Property to any Person other than the Collateral Agent.

(c)                                  If such Grantor is or becomes the beneficiary of letters of credit that are not Supporting Obligations with respect to any Collateral, such Grantor shall promptly, and in any event within five Business Days after becoming a beneficiary, notify the Collateral Agent thereof and if requested by the Collateral Agent, enter into a Contractual Obligation with the Collateral Agent, the issuers of such letters of credit or any nominated person with respect to the Letter-of-Credit Rights under such letters of credit; provided, that this requirement shall not apply to all such letters of credit which have an individual value of $750,000 or less or which, in the aggregate, are in an amount of $1,500,000 or less. Such Contractual Obligation shall assign such Letter-of-Credit Rights to the Collateral Agent and such assignment shall be sufficient to grant control for the purposes of Section 9-107 of the UCC (or any similar section under any equivalent UCC). Such Contractual Obligation shall also direct all payments thereunder to a Deposit Account subject to a Control Agreement in compliance with Section 5.6. The provisions of the Contractual Obligation shall be in form and substance reasonably satisfactory to the Collateral Agent.

(d)                                 If any amount payable under or in connection with any Collateral owned by such Grantor shall be or become evidenced by Electronic Chattel Paper, such Grantor shall take all steps necessary to grant the Collateral Agent control of all such Electronic Chattel Paper for the purposes of Section 9-105 of the UCC (or any similar section under any equivalent UCC) and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act; provided, that this requirement shall not apply to any interests in such Electronic Chattel Paper which have an individual value of $750,000 or less or which, in the aggregate, are in an amount of $1,500,000 or less.

5.6                               Deposit Accounts, Securities Accounts and Commodity Accounts. Each Grantor agrees that:

(a)                                 With respect to any Commodity Account, Deposit Account or Securities Account of such Grantor on the Closing Date other than any Excluded Account, it shall deliver on or prior to the date that is 60 days following the Closing Date (or such longer period as to which the Collateral Agent may consent in its sole discretion) to the Collateral Agent, an executed Control Agreement in form and substance satisfactory to the Collateral Agent which will provide the Collateral Agent with “control” (as defined in Section 9-104, 9-106 or 8-106 of the UCC, as applicable) with respect to all cash, Cash Equivalents and other Collateral on deposit or contained therein; and

(b)                                 With respect to any Commodity Account, Deposit Account or Securities Account created, acquired, established or maintained by such Grantor after the Closing Date other than any Excluded Account, such Granter shall execute and deliver an executed Control Agreement with respect to such Deposit Account, Securities Account or Commodities Account to the Collateral Agent within 30 days of opening such account (or such longer period as the Collateral Agent may consent in its sole discretion).

5.7                               Intellectual Property. Each Grantor agrees that:

(a)                                 it shall not do any act or omit to do any act whereby any of the Intellectual Property which is material to the business of Grantor or which is of material value may lapse, or become abandoned, dedicated to the public, or unenforceable, or which would adversely affect the validity, grant, or enforceability of the security interest granted therein;

(b)                                 it shall not, with respect to any Trademarks, cease the use of any of such Trademarks, other than in the ordinary course of business, and each Grantor shall take all steps necessary to ensure that licensees of such Trademarks maintain the level of the quality of products sold and services rendered under any of such Trademark at a level at least substantially consistent with the quality of such products and services as of the date hereof;

(c)                                  it shall, within 30 days of the creation or acquisition or exclusive license of any copyrightable work which is material to the business of Grantor, apply to register the Copyright and, in the case of an exclusive IP License, record such license to such Copyright, in the United States Copyright Office;

(d)                                 it shall (i) within 30 days of Grantor or any of its agents, employees, designees or licensees, filing, in the name of or for the benefit of Grantor, an application for the registration of any Patent or Trademark with the United States Patent and Trademark Office or any foreign counterpart or (ii) within 14 days of such Grantor receiving, as owner or exclusive licensee, a Copyright registration with the United States Copyright Office or any foreign counterpart, notify the Collateral Agent and upon request of the Collateral Agent, promptly execute and deliver documents as the Collateral Agent may reasonably request to evidence the Collateral Agent’s security interest in such Collateral;

(e)                                  it shall promptly notify the Collateral Agent if it knows or has reason to know that any item of Intellectual Property may become (i) abandoned or dedicated to the public or placed in the public domain, (ii) invalid or unenforceable, (iii) subject to any adverse determination or development (including the institution of proceedings) in any action or proceeding in the United States Patent and Trademark Office, the United States Copyright Office, any state registry, any foreign counterpart of the foregoing, or any court or (iv) be the subject of any reversion or termination rights;

(f)                                   it shall take all commercially reasonable steps in the United States Patent and Trademark Office, the United States Copyright Office, any state registry or any foreign counterpart of the foregoing, to pursue any application and maintain any registration of each Trademark, Patent, and Copyright owned by any Grantor which is now or shall become included in the Intellectual Property, subject to Grantor’s exercise of reasonable business judgment;

(g)                                  it shall not permit the inclusion in any contract to which it hereafter becomes a party of any provision that could or might in any way materially impair or prevent the creation of a security interest in, or the assignment of, such Grantor’s rights and interests in any property included within the definitions of any Intellectual Property acquired under such contracts;

(h)                                 in the event that any material Intellectual Property owned by or exclusively licensed to any Grantor is infringed, misappropriated, or diluted by a third party, such Grantor shall promptly take all commercially reasonable actions to stop such infringement, misappropriation, or dilution and protect its rights in such Intellectual Property including, but not limited to, the initiation of a suit for injunctive relief and to recover damages;

(i)                                     it shall take all steps reasonably necessary to protect the secrecy of all Trade Secrets, including, without limitation, entering into confidentiality agreements with employees and consultants and labeling and restricting access to secret information and documents;

(j)                                    it shall use proper statutory notice in connection with its use of any of the Intellectual Property; and

(k)                                 it shall continue to collect, at its own expense, all amounts due or to become due to such Grantor in respect of Intellectual Property or any portion thereof. In connection with such collections, each Grantor may take (and, at the Collateral Agent’s reasonable direction, shall take) such action as such Grantor or the Collateral Agent may deem reasonably necessary or advisable to enforce collection of such amounts. Notwithstanding the foregoing, the Collateral

Agent shall have the right at any time, to notify, or require any Grantor to notify, any obligors with respect to any such amounts of the existence of the security interest created hereby.

5.8                               Maintenance of Perfected Security Interest; Further Documentation and Consents.

(a)                                 No Grantor shall (i) use or permit any Collateral to be used unlawfully or in violation of any provision of any Loan Document, any Related Document, any requirement of Law or any policy of insurance covering the Collateral or (ii) enter into any Contractual Obligation or undertaking restricting the right or ability of such Grantor or the Collateral Agent to transfer any Collateral if such restriction would reasonably be expected to have a Material Adverse Effect.

(b)                                 Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest and, if reasonably requested by the Collateral Agent, shall defend such security interest and such priority against the claims and demands of all Persons.

(c)                                  Such Grantor shall furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other documents in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail and in form and substance reasonably satisfactory to the Collateral Agent.

(d)                                 At any time and from time to time, upon the written request of the Collateral Agent, such Grantor shall, for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, (i) promptly and duly execute and deliver, and have recorded, such further documents, including an authorization to file (or, as applicable, the filing) of any financing statement or amendment under the UCC (or other filings under similar requirements of Law) in effect in any jurisdiction with respect to the security interest created hereby and (ii) take such further action as the Collateral Agent may reasonably request, including using its commercially reasonable efforts to secure all approvals necessary or appropriate for the assignment to or for the benefit of the Collateral Agent of any Contractual Obligation held by such Grantor and to enforce the security interests granted hereunder.

(e)                                  To ensure that any of the Excluded Assets set forth in clauses (iii)(B) and (C) of the proviso of Section 3.1 becomes part of the Collateral, such Grantor shall use its commercially reasonable efforts to obtain any required consents from any Person (other than the Loan Parties and their Affiliates, whose consent shall be required) with respect to any Permit or any Contractual Obligation with such Person entered into by such Grantor that requires such consent as a condition to the creation by such Grantor of a Lien on any right, title or interest in such permit, license or Contractual Obligation or any Capital Stock related thereto.

SECTION 6                               REMEDIAL PROVISIONS

6.1                               Certain Matters Relating to Receivables.

(a)                                 At any time after the occurrence and during the continuance of an Event of Default, upon the Collateral Agent’s reasonable request and at the expense of the relevant Grantor, such Grantor shall use commercially reasonable efforts to cause independent public accountants or others satisfactory to the Collateral Agent to furnish to the Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.

(b)                                 If required by the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within three Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Collateral Agent and the other Secured Parties only as provided in Section 6.6 and (ii) until so turned over, shall be held by such Grantor in trust for the Collateral Agent and the other Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c)                                  If an Event of Default has occurred and is continuing and at the Collateral Agent’s request, each Grantor shall deliver to the Collateral Agent all documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all orders, invoices and shipping receipts.

6.2                               Communications with Grantors; Grantors Remain Liable.

(a)                                 Upon the request of the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables that such Receivables have been assigned to the Collateral Agent for the ratable benefit of the Collateral Agent and the other Secured Parties and that payments in respect of such Receivables shall be made directly to the Collateral Agent.

(b)                                 Anything herein to the contrary notwithstanding, each Grantor shall remain liable under the Receivables (or any agreements giving rise thereto) to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any other Secured Party of any payment relating thereto, nor shall the Collateral Agent or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

6.3                               Pledged Securities; Dividends.

(a)                                 Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given notice to the relevant Grantor of the Collateral Agent’s intent to exercise its corresponding rights pursuant to paragraph (b) below, each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes to the extent permitted in the Credit Agreement, and to exercise all voting and corporate or other organizational rights with respect to the Pledged Securities.

(b)                                 If an Event of Default shall have occurred and be continuing and the Collateral Agent has given notice to the relevant Grantor or Grantors of its intent to exercise such rights, (i) unless otherwise provided in the Credit Agreement, the Collateral Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Securities of such Grantor or Grantors and make application thereof to the Secured Obligations in the order set forth in Section 6.6 and (ii) any or all of the Pledged Securities of such Grantor or Grantors shall be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Securities at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by any Grantor or the Collateral Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing unless the Collateral Agent has given notice of its intent to exercise as set forth above.

(c)                                  Each Grantor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by such Grantor hereunder to comply with any instruction received by it from the Collateral Agent in writing that (i) states that an Event of Default has occurred and is continuing and (ii) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying.

(d)                                 After all Events of Default have been cured or waived in accordance with the provisions of the Credit Agreement, and so long as the Secured Obligations shall not have been accelerated, (i) each Grantor shall have the right to exercise the voting, corporate and other rights pertaining to such Pledged Securities that it would have otherwise been entitled to and receive all cash dividends, payments, or other Proceeds paid in respect of the Pledged Securities which it would be authorized to receive and retain, in each case, pursuant to paragraph (a) above, and, to the extent necessary, the Collateral Agent shall deliver a proxy in favor of such Grantor evidencing the same and (ii) to the extent that the Collateral Agent has exercised its rights under paragraph (b)(ii), the Collateral Agent shall, promptly after the written request of the applicable Grantor, cause such Pledged Securities to be registered in the name of such Grantor to the extent such Grantor or its nominees holds an interest in such Collateral at such time.

6.4                               Intellectual Property.

(a)                                 Without limiting any rights of the Collateral Agent under the Loan Documents, for the purpose of enabling the Collateral Agent to exercise its rights and remedies under this Section 6, solely during such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and at no other time or for no other purpose, each Grantor hereby grants to the Collateral Agent, to the extent permitted by Law, an irrevocable, non-exclusive IP License (exercisable without payment of royalty or other compensation to such Grantor) under the Intellectual Property now owned or hereafter acquired or created by such Grantor, wherever the same may be located; provided, that nothing in this Section 6.4 shall require a Grantor to grant any IP License that is prohibited by any Law or is prohibited by, or constitutes a breach or default under or results in the termination of or gives rise to any right of acceleration, modification or cancellation under any Contractual Obligation with respect to such Property; provided, further, that such IP Licenses to be granted hereunder with respect to Trademarks shall be subject to the maintenance of quality standards with respect to the goods and services on which such Trademarks are used sufficient to preserve the validity of such Trademarks.

(b)                                 Notwithstanding anything contained herein to the contrary, but subject to the provisions of Section 6.04 of the Credit Agreement that limit the rights of the Grantors to dispose of their Property and subject to the Collateral Agent’s exercise of its rights and remedies under this Section 6, the Grantors will be permitted to exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to their Intellectual Property in the ordinary course of the business of the Grantors. The Grantors (or their licensees) shall not do any act or omit to do any act whereby any Intellectual Property that is necessary for the operations of such Grantor’s business may become invalidated or otherwise impaired. In furtherance of the foregoing, so long as no Event of Default shall have occurred and be continuing, the Collateral Agent shall from time to time, upon the request of the respective Grantor, execute and deliver any instruments, certificates or other documents, in the form so requested, that such Grantor shall have certified are appropriate in its judgment to allow it to take any action permitted above (including relinquishment of the IP License provided pursuant to paragraph (a) above as to any specific Intellectual Property). Further, upon the payment in full in cash of all of the Obligations (other than contingent or indemnification obligations not then asserted or due) or earlier expiration of this Agreement or release of the Collateral, the IP License granted pursuant to paragraph (a) above shall terminate and become null and void.

Notwithstanding the foregoing, the exercise of rights and remedies under this Section 6 by the Collateral Agent shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by the Grantors in accordance with the first sentence of this paragraph (b).

(c)                                  If at any time the Trademarks within the Collateral contain any “intent-to-use” applications, the Collateral Agent shall refrain from exercising any of its rights under this Section 6, solely to the extent such exercise would impair the ability to obtain a registration from such “intent-to-use” Trademark application, or the validity or enforceability of any registration that issues from any such applications or cause a Grantor to abandon any such applications.

6.5                               Proceeds to be Turned Over To Collateral Agent. If an Event of Default shall have occurred and be continuing, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Collateral Agent and the other Secured Parties, segregated from other funds of such Grantor, and shall, promptly upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required). All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Collateral Agent and the other Secured Parties) shall continue to be held as collateral security for all of the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 6.7.

6.6                               Application of Proceeds. If an Event of Default shall have occurred and be continuing, and the Loans shall have been accelerated pursuant to Article VII of the Credit Agreement, the Collateral Agent shall apply all or any part of Proceeds constituting Collateral and any proceeds of the Guarantee set forth in Section 2, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any Collateral or otherwise reasonably relating to the Collateral or the rights of the Collateral Agent and any other Secured Party hereunder, in payment of the Secured Obligations, and shall make any such application in accordance with Section 7.02 of the Credit Agreement, and only after such application and after the payment by the Collateral Agent of any other amount required by any requirement of Law, need the Collateral Agent account for the surplus, if any, to any Grantor.

6.7                               Code and Other Remedies.

(a)                                 UCC Remedies. If an Event of Default shall have occurred and be continuing, the Collateral Agent, on behalf of itself, the Collateral Agent and the other Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC or any other applicable Law.

(b)                                 Disposition of Collateral. Without limiting the generality of the foregoing, if an Event of Default shall have occurred and be continuing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below or notices otherwise provided in the Loan Documents) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived unless otherwise provided in the Loan Documents), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Collateral Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Any Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released.

(c)                                  Management of Collateral. Each Grantor further agrees, if an Event of Default shall have occurred and be continuing, (i) at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere, (ii) without limiting the foregoing, the Collateral Agent also has the right to require that each Grantor store and keep any Collateral pending further action by the Collateral Agent and, while any such Collateral is so stored or kept, provide such guards and maintenance services as shall be reasonably necessary to protect the same and to preserve and maintain such Collateral in good condition, (iii) until the Collateral Agent is able to transfer any Collateral, the Collateral Agent shall have the right to hold or use such Collateral to the extent that it deems appropriate for the purpose of preserving the Collateral or its value or for any other purpose deemed appropriate by the Collateral Agent and (iv) the Collateral Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of the Collateral Agent’s remedies (for the benefit of the Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment. Notwithstanding the foregoing, the Collateral Agent’s rights under this paragraph (c) are subject to the applicable limitations under federal Law. The Collateral Agent shall not have any obligation to any Grantor to maintain or preserve the rights of any Grantor as against third parties with respect to any Collateral while such Collateral is in the possession of the Collateral Agent.

(d)                                 Application of Proceeds. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.7, after deducting all reasonable and documented out-of-pocket costs and expenses of every kind actually incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent and the Lenders hereunder, including, without limitation, reasonable attorneys’ fees and disbursements of one firm of counsel, one firm of local counsel in each applicable jurisdiction, and in case of an actual or potential conflict, one firm of special counsel, to the payment in whole or in part of the Secured Obligations, in such order as the Collateral Agent may elect, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of Law, including, without limitation, Section 9-615(a)(3) of the UCC, need the Collateral Agent account for the surplus, if any, to any Grantor. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 Business Days before such sale or other disposition.

(e)                                  Direct Obligation. Neither the Collateral Agent nor any other Secured Party shall be required to make any demand upon, or pursue or exhaust any right or remedy against, any Grantor, any other Loan Party or any other Person with respect to the payment of the Obligations or to pursue or exhaust any right or remedy with respect to any Collateral therefor or any direct or indirect guarantee thereof. All of the rights and remedies of the Collateral Agent and any other Secured Party under any Loan Document shall be cumulative, may be exercised individually or concurrently and not exclusive of any other rights or remedies provided by any applicable requirement of Law. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Collateral Agent, any Lender or any other Secured Party, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety, now or hereafter existing, arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 Business Days before such sale or other disposition.

(f)                                   Commercially Reasonable. To the extent that applicable requirements of Law impose duties on the Collateral Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for the Collateral Agent to do any of the following:

(i)                                     fail to incur significant costs, expenses or other Liabilities reasonably deemed as such by the Collateral Agent to prepare any Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition;

(ii)                                  fail to obtain Permits, or other consents, for access to any Collateral to transfer or for the collection or transfer of any Collateral, or, if not required by other requirements of Law, fail to obtain Permits or other consents for the collection or disposition of any Collateral;

(iii)                               fail to exercise remedies against account debtors or other Persons obligated on any Collateral or to remove Liens on any Collateral or to remove any adverse claims against any Collateral;

(iv)                              advertise dispositions of any Collateral through publications or media of general circulation, whether or not such Collateral is of a specialized nature or to contact other Persons, whether or not in the same business as any Grantor, for expressions of interest in acquiring any such Collateral;

(v)                                 exercise collection remedies against account debtors and other Persons obligated on any Collateral, directly or through the use of collection agencies or other collection specialists, hire one or more professional auctioneers to assist in the disposition of any Collateral, whether or not such Collateral is of a specialized nature or, to the extent deemed appropriate by the Collateral Agent, obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Collateral Agent in the collection or disposition of any Collateral, or utilize Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets to dispose of any Collateral;

(vi)                              dispose of assets in wholesale rather than retail markets;

(vii)                           disclaim disposition warranties, such as title, possession or quiet enjoyment; or

(viii)                        purchase insurance or credit enhancements to insure the Collateral Agent against risks of loss, collection or disposition of any Collateral or to provide to the Collateral Agent a guaranteed return from the collection or disposition of any Collateral.

Each Grantor acknowledges that the purpose of this Section 6.7 is to provide a non-exhaustive list of actions or omissions that are commercially reasonable when exercising remedies against any Collateral and that other actions or omissions by the Secured Parties shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 6.7. Without limitation upon the foregoing, nothing contained in this Section 6.7 shall be construed to grant any rights to any Grantor or to impose any duties on the Collateral Agent that would not have been granted or imposed by this Agreement or by applicable requirements of Law in the absence of this Section 6.7.

6.8                               Private Sales. Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

6.9                               Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the reasonable fees and disbursements of any attorneys employed by the Collateral Agent to collect such deficiency.

6.10                        Limited Forbearance.

(a)                                 Notwithstanding anything to the contrary in this Agreement, the Collateral Agent and the other Secured Parties agree that beginning on the Acceleration Date and until the expiration or termination of the Forbearance Period, the Collateral Agent will temporarily forbear from exercising its default-related rights and remedies available hereunder or any other Loan Document, solely with respect to the Collateral pledged hereunder by the IDT Entities (the “IDT Collateral”); provided that such forbearance will not affect any other rights or remedies of the Collateral Agent or other Secured Parties against any other Group Member until the expiration or termination of the Forbearance Period, including against the Equity Interests of the IDT Entities owned by any Grantor (that is not an IDT Entity).

(b)                                 Forbearance Period. As used herein, the term “Forbearance Period” shall mean the period beginning on the Acceleration Date and ending on the earlier to occur of any of the following (the occurrence of clause (i), (ii) or (iii) being a “Forbearance Termination Event”): (i)

the occurrence of any Bankruptcy Default, (ii) the date on which the Collateral Agent delivers to the Borrower a notice terminating the Forbearance Period, which notice may be delivered at any time upon or after the occurrence of any Forbearance Default other than a Bankruptcy Default, or (iii) the one year anniversary of the Acceleration Date. Any Forbearance Default shall constitute an immediate Event of Default under the Credit Agreement and other Loan Documents.

(c)                                  Occurrence of a Forbearance Termination Event. Upon the occurrence of a Forbearance Termination Event, the agreement of the Collateral Agent and the other Secured Parties hereunder to forbear from exercising their respective default-related rights and remedies with respect to the IDT Collateral shall terminate automatically. The Borrower and the other Loan Parties each agree that the Collateral Agent and any Secured Party may at any time, after the occurrence of a Forbearance Termination Event, proceed to exercise any and all of their respective rights and remedies under any or all of the Credit Agreement, any other Loan Document and/or applicable law.

(d)                                 Acknowledgements re Forbearance. The Borrower and the other Loan Parties each acknowledge that the Collateral Agent and the Secured Parties have not made any assurances concerning (i) any possibility of an extension of the Forbearance Period, (ii) the manner in which or whether any existing Event of Default may be resolved or (iii) any additional forbearance, waiver, restructuring or other accommodations. The Loan Parties agree that the running of all statutes of limitation and the doctrine of laches applicable to all claims or causes of action that any Secured Party may be entitled to take or bring in order to enforce its rights and remedies against any Loan Party are, to the fullest extent permitted by law, tolled and suspended during the Forbearance Period. The Loan Parties and the Secured Parties acknowledge that they may undertake discussions regarding possible modifications of one or more of the Loan Documents. Each such party acknowledges that no other party is under any obligation with respect to any such discussions and that each party’s entrance into any such discussions is purely voluntary. Each party agrees that, notwithstanding any conversations or correspondence between them, no obligation shall arise until such time, if any, as formal written documents have been entered into. Without limiting the generality of the foregoing, no party shall be entitled to rely on any statements or promises of any other party other than those set forth in any such formal written document.

SECTION 7                               THE COLLATERAL AGENT

7.1                               Collateral Agent’s Appointment as Attorney-in-Fact, etc.

(a)                                 Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following after written notice by the Collateral Agent of its intent to do so:

(i)                                     in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;

(ii)                                  in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence and/or perfect the Secured Parties’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii)                               pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or provide any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv)                              execute, in connection with any sale provided for in Section 6.7 or 6.8, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v)                                 (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do;

provided, that anything in this Section 7.1(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

(b)                                 If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may give such Grantor written notice of such failure to perform or comply and if such Grantor fails to perform or comply within five Business Days of receiving such notice (or if the Collateral Agent reasonably determines that irreparable harm to the Collateral or to the security interest of the Secured Parties hereunder could result prior to the end of such five Business Day period), then the Collateral Agent may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)                                  Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

7.2                               Duty of Collateral Agent. To the extent permitted by law, the Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. None of the Collateral Agent, any other Secured Party or any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent and the other Secured Parties hereunder are solely to protect the Collateral Agent’s and the other Secured Parties’ interests in the Collateral and shall not impose any duty upon the Collateral Agent or any other Secured Party to exercise any such powers. The Collateral Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence, bad faith or willful misconduct or that of their directors, officers, employees or agents. In addition, the Collateral Agent shall not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehousemen, carrier, forwarding agency, consignee or other bailee if such Person has been selected by the Collateral Agent.

7.3                               Authorization of Financing Statements. Pursuant to any applicable law, each Grantor authorizes the Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Collateral Agent reasonably determines appropriate to perfect the security interests of the Collateral Agent (for the benefit of the Secured Parties) under this Agreement. Each Grantor authorizes the Collateral Agent to use the collateral description “all personal property” or any similar phrase in any such financing statements.

7.4                               Authority of Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as among the Collateral Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 8                               MISCELLANEOUS

8.1                               Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 9.02 of the Credit Agreement; provided, that annexes to this Agreement may be supplemented (but no existing provisions may be modified and no Collateral may be released) through Assumption Agreements, in substantially the form of Annex I duly executed by the Collateral Agent and the applicable Additional Grantor.

8.2                               Notices. All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in Section 9.01 of the Credit Agreement; provided that any such notice, request or demand to or upon Holdings or any Subsidiary Guarantor shall be addressed to Holdings or such Subsidiary Guarantor at its notice address set forth on Schedule 1.

8.3                               No Waiver by Course of Conduct; Cumulative Remedies. Neither the Collateral Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 8.1 above), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent or such other Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law. By its acceptance of the benefits of this Agreement, each Secured Party agrees that the Loan Documents may be enforced only by the Collateral Agent as provided for in the Credit Agreement, and that no Secured Party shall have any right individually to enforce or seek to enforce this Agreement or to realize upon any Collateral or other security given to secure the payment and performance of the Obligations.

8.4                               Enforcement Expenses; Indemnification. Each Grantor agrees to pay, and to save the Collateral Agent and the other Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 9.03 (taking into account the limitations set forth therein) of the Credit Agreement. The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

8.5                               Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their successors and permitted assigns; provided, that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent (it being understood that Sales and fundamental changes permitted under the Credit Agreement shall not be subject to this proviso).

8.6                               Set-Off. Each Grantor hereby irrevocably authorizes the Collateral Agent, each other Secured Party and each of their respective Affiliates at any time and from time to time, in each case, while an Event of Default shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to the extent permitted by applicable law, upon any amount becoming due and payable by each Grantor (whether at the stated maturity, by acceleration or otherwise after the expiration of any applicable grace periods) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final but excluding trust accounts), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Collateral Agent or such other Secured Party or any of their respective Affiliates to or for the credit or the account of such Grantor. Each of the Collateral Agent and each other Secured Party shall notify such Grantor promptly of any such set-off made by it or its respective Affiliates and the application made by it of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application.

8.7                               Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy or other electronic means), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

8.8                               Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.9                               Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.10                        Integration. This Agreement and the other Loan Documents represent the agreement of the Grantors, the Collateral Agent and the other Secured Parties with respect to the subject matter hereof and thereof.

8.11                        Governing Law; Jurisdiction; Etc.

(a)                                 Governing Law. This Agreement and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the Law of the State of New York.

(b)                                 Jurisdiction. Each Grantor irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or tort or otherwise, against the Collateral Agent, any other Secured Party, any Related Party of any of the foregoing, in any way relating to this Agreement or the transactions relating hereto or thereto, in a forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable Law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

(c)                                  Waiver of Venue. Each Grantor irrevocably and unconditionally waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) above. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)                                 Service of Process. Each party hereto irrevocably and unconditionally consents to service of process in the manner provided for notices in Section 9.01 of the Credit Agreement. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable Law.

(e)                                  Special Damages. Each party hereto irrevocably and unconditionally waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this paragraph (e) any special, exemplary, punitive or consequential damages; provided, that nothing in this sentence shall limit the indemnification obligations of any Guarantor with respect to special, indirect, consequential or punitive damages arising in a third party claim against an Indemnitee.

8.12                        Acknowledgements. Each Grantor hereby acknowledges that:

(a)                                 it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b)                                 neither the Collateral Agent nor any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Collateral Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)                                  no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Collateral Agent and the other Secured Parties or among the Grantors and the Collateral Agent and the other Secured Parties.

8.13                        Additional Grantors. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 5.14 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex I hereto (each such Subsidiary, an “Additional Grantor”).

8.14                        Releases.

(a)                                 At such time as the Term Loans and the other Obligations (other than contingent or indemnification obligations not then asserted or due) shall have been indefeasibly paid in full in cash, the Collateral Agent shall take such actions as shall be required to release its security interest in all Collateral, and to release all guarantee obligations provided for in any Loan Document and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Collateral Agent shall assign, transfer and deliver to such Grantor any Collateral held by the Collateral Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(b)                                 If any of the Collateral shall be sold, transferred or otherwise Sold by any Grantor in a transaction permitted by the Credit Agreement, then (i) the security interest in any such Collateral shall be automatically released to the extent that such Sale does not (x) pertain to Voting Stock of the Borrower or any Subsidiary Guarantor or other Collateral in the possession of the Collateral Agent or (y) involve the filing of amendments to or termination of any financing statement or mortgage in favor of the Collateral Agent on behalf of the Secured Parties and (ii) the Collateral Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Borrower, a Subsidiary Guarantor shall be released from its obligations hereunder in the event that all the Voting Stock of such Subsidiary Guarantor shall be sold, transferred or otherwise Sold in a transaction permitted by the Credit Agreement and the Collateral Agent will assign, transfer and deliver to the Borrower Agent such of the applicable Collateral concerning such Voting Stock as may then be in possession of the Collateral Agent.

8.15                        WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

8.16                        Reinstatement. Each Grantor agrees that, if any payment made by any Loan Party or other Person and applied to the Secured Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the Proceeds of any Collateral are required to be returned by any Secured Party to such Loan Party, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made. If, prior to any of the foregoing, any Lien or other Collateral securing such Grantor’s liability hereunder shall have been released or terminated by virtue of the foregoing, such Lien or other Collateral shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any such Grantor in respect of any Lien or other Collateral securing such obligation or the amount of such payment.

8.17                        Independent Obligations. The obligations of each Grantor hereunder are independent of and separate from the Secured Obligations. If any Secured Obligation is not paid when due, or upon the occurrence and continuance of any Event of Default, the Collateral Agent may, at its sole election, proceed directly and at once, without notice, against any Grantor and any Collateral to collect and recover the full amount of any Secured Obligation then due, without first proceeding against any other Grantor, any other Loan Party or any other Collateral and without first joining any other Grantor or any other Loan Party in any proceeding.

(Signature Pages Follow)

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

SFX INTERMEDIATE HOLDCO I LLC

SFX INTERMEDIATE HOLDCO II LLC

PITA I LLC

SFX-LIC OPERATING LLC

SFX-NIGHTLIFE OPERATING LLC

SFX-IDT N.A. HOLDING LLC

By:	/s/ Sheldon Finkel
	Name:	Sheldon Finkel
	Title:	President

[SIGNATURE PAGE TO GUARANTEE AND COLLATERAL AGREEMENT]

BEATPORT, LLC

BEATPORT JAPAN, LLC

By:	/s/ Sheldon Finkel
	Name:	Sheldon Finkel
	Title:	President

[SIGNATURE PAGE TO GUARANTEE AND COLLATERAL AGREEMENT]

ID&T/SFX NORTH AMERICA LLC

ID&T/SFX Q-DANCE LLC

ID&T/SFX SENSATION LLC

ID&T/SFX MYSTERYLAND LLC

ID&T/SFX TOMORROWWORLD LLC

By:	/s/ Sheldon Finkel
	Name:	Sheldon Finkel
	Title:	CO-Chief Executive Officer

[SIGNATURE PAGE TO GUARANTEE AND COLLATERAL AGREEMENT]

BARCLAYS BANK PLC, as Collateral Agent

By:	/s/ Craig Malloy
	Name:	Craig Malloy
	Title:	Director

[SIGNATURE PAGE TO GUARANTEE AND COLLATERAL AGREEMENT]

Schedule 1

NOTICE ADDRESSES

Grantors:
Contact:	Howard J. Tytel
Street Address:	430 Park Avenue, 6th Floor
City, State, Zip Code:	New York, NY 10022
Phone Number:	(646) 561-6400

With a copy to:

Contact:	Lee Ann Dillon
Street Address:	599 Lexington Avenue, 29th Floor
City, State, Zip Code:	New York, NY 10022
Phone Number:	(212) 521-5400
Fax Number:	(212) 521-5450
Email Address:	ldillon@reedsmith.com

Schedule 2

DESCRIPTION OF INVESTMENT PROPERTY

Pledged Stock:

Loan Party	Issuer	Percentage of Ownership	Percentage of Interest Pledged
SFX INTERMEDIATE HOLDCO I LLC	SFX INTERMEDIATE HOLDCO II LLC	100	100

SFX INTERMEDIATE HOLDCO II LLC	SFX-LIC Operating LLC	100	100
	Pita I LLC	100	100
	SFX-IDT N.A. HOLDING LLC	100	100
	SFX-Nightlife Operating LLC	80	100

Pita I LLC	BEATPORT, LLC	100	100

BEATPORT, LLC	Beatport Japan, LLC	100	100
	Beatport S.a.r.l.	100	65
	Sounds to Sample Ltd.	100	65

SFX-IDT N.A. HOLDING LLC	ID&T/SFX North America LLC	51	100

ID&T/SFX North America LLC	ID&T/SFX Mysteryland LLC	100	100
	ID&T/SFX TomorrowWorld LLC	100	100
	ID&T/SFX Q-Dance LLC	100	100
	ID&T/SFX Sensation LLC	100	100

Pledged Notes:

1.        IDT Intercompany Note

Schedule 3

LEGAL NAME, LOCATION OF JURISDICTION OF ORGANIZATION, ORGANIZATIONAL IDENTIFICATION NUMBER AND LOCATIONS WHERE BOOKS OR RECORDS CONCERNING THE COLLATERAL ARE KEPT

Legal Name	Jurisdiction of Organization	Organizational Identification Number	Locations where Books or Records Concerning the Collateral are Kept	Former Legal Names (including date of change)	Changes to Identity or Corporate Structure
SFX INTERMEDIATE HOLDCO I LLC	Delaware	5296490	430 Park Ave, 6th Floor NY, NY 10022 (New York County)	N/A	N/A

SFX INTERMEDIATE HOLDCO II LLC	Delaware	5296493	430 Park Ave, 6th Floor NY, NY 10022 (New York County)	N/A	N/A

Legal Name	Jurisdiction of Organization	Organizational Identification Number	Locations where Books or Records Concerning the Collateral are Kept	Former Legal Names (including date of change)	Changes to Identity or Corporate Structure
SFX-LIC Operating LLC	Delaware	5177008	430 Park Ave, 6th Floor NY, NY 10022 (New York County)	N/A

Previously wholly owned by SFX Entertainment, Inc.; ownership transferred to SFX INTERMEDIATE HOLDCO II LLC per the Equity Distribution Agreement by and between SFX Entertainment, Inc. and SFX INTERMEDIATE HOLDCO II LLC dated as of March 11, 2013

Legal Name	Jurisdiction of Organization	Organizational Identification Number	Locations where Books or Records Concerning the Collateral are Kept	Former Legal Names (including date of change)	Changes to Identity or Corporate Structure
Pita I LLC	Delaware	5264537	430 Park Ave, 6th Floor NY, NY 10022 (New York County)	SFX-BEATPORT HOLDING, LLC (1/22/13)

Previously wholly owned by SFX Entertainment, Inc.; ownership transferred to SFX INTERMEDIATE HOLDCO II LLC per the Equity Distribution Agreement by and between SFX Entertainment, Inc. and SFX INTERMEDIATE HOLDCO II LLC dated as of March 11, 2013

BEATPORT, LLC	Colorado	20031239050	2399 Blake Street, Denver, CO 80205 (Denver County)	N/A	Merged with Pita II LLC per the Beatport Merger Agreement with BEATPORT, LLC as the surviving entity; Pita I LLC became the sole member

Legal Name	Jurisdiction of Organization	Organizational Identification Number	Locations where Books or Records Concerning the Collateral are Kept	Former Legal Names (including date of change)	Changes to Identity or Corporate Structure
Beatport Japan, LLC	Colorado	20101050627	2399 Blake Street, Denver, CO 80205 (Denver County)	N/A	N/A

SFX-IDT N.A. HOLDING LLC	Delaware	5263013	430 Park Ave, 6th Floor NY, NY 10022 (New York County)	N/A

Previously wholly owned by SFX Entertainment, Inc.; ownership transferred to SFX INTERMEDIATE HOLDCO II LLC per the Equity Distribution Agreement by and between SFX Entertainment, Inc. and SFX INTERMEDIATE HOLDCO II LLC dated as of March 11, 2013

ID&T/SFX North America LLC	Delaware	5264737	430 Park Ave, 6th Floor NY, NY 10022 (New York County)	ID&T North America, LLC (3/1/13)	N/A

Legal Name	Jurisdiction of Organization	Organizational Identification Number	Locations where Books or Records Concerning the Collateral are Kept	Former Legal Names (including date of change)	Changes to Identity or Corporate Structure
ID&T/SFX Mysteryland LLC	Delaware	5296224	430 Park Ave, 6th Floor NY, NY 10022 (New York County)	N/A	N/A

ID&T/SFX TomorrowWorld LLC	Delaware	5296222	430 Park Ave, 6th Floor NY, NY 10022 (New York County)	N/A	N/A

ID&T/SFX Q-Dance LLC	Delaware	5296216	430 Park Ave, 6th Floor NY, NY 10022 (New York County)	N/A	N/A

ID&T/SFX Sensation LLC	Delaware	5296221	430 Park Ave, 6th Floor NY, NY 10022 (New York County)	N/A	N/A

Legal Name	Jurisdiction of Organization	Organizational Identification Number	Locations where Books or Records Concerning the Collateral are Kept	Former Legal Names (including date of change)	Changes to Identity or Corporate Structure
SFX-Nightlife Operating LLC	Delaware	5234092	430 Park Ave, 6th Floor NY, NY 10022 (New York County)	N/A

Previously 80% owned by SFX Entertainment, Inc.; 80% ownership transferred to SFX INTERMEDIATE HOLDCO II LLC per the Equity Distribution Agreement by and between SFX Entertainment, Inc. and SFX INTERMEDIATE HOLDCO II LLC dated as of March 11, 2013

Schedule 4(a)

INTELLECTUAL PROPERTY

United States Trademark Registrations and Trademark Applications:

TRADEMARK	APPLICATION NO. AND DATE	REGISTRATION NO. AND DATE	STATUS	OWNER
WORLD’S LARGEST PAINT PARTY	85/240,789 2/11/2011	4,051,072 11/1/2011	Registered	SFX-LIC Operating LLC

STATE OF EMERGENCY	85/601,379 4/18/2012	4,253,706 12/4/2012	Registered	SFX-LIC Operating LLC

CAN’T STOP THE STATE	85/601,397 4/18/2012	4,253,707 12/4/2012	Registered	SFX-LIC Operating LLC

RMF	85/601,420 4/18/2012	4,253,709 12/4/2012	Registered	SFX-LIC Operating LLC

DANCEGIVING SAVE ROOM FOR THE MUSIC	85/479,845 11/23/2011	N/A	Published	SFX-LIC Operating LLC

I AM THANKFUL FOR MUSIC	85/479,913 11/23/2011	N/A	Allowed	SFX-LIC Operating LLC

RIVALRY MUSIC FESTIVAL	85/601,439 4/18/2012	N/A	Final OA Issued	SFX-LIC Operating LLC

BEYONDGLOW	85/613,814 5/1/2012	N/A	Approved for Publication	SFX-LIC Operating LLC

TRADEMARK	APPLICATION NO. AND DATE	REGISTRATION NO. AND DATE	STATUS	OWNER
LIFE IN COLOR	85/638,822 5/30/2012	N/A	Approved for Publication	SFX-LIC Operating LLC

BASEWARE	78/753,029 11/14/2005	3,158,076 10/17/2006	Registered	BEATPORT, LLC

BEATBOT	85/485860 12/2/2011	4,185,671 8/7/2012	Registered	BEATPORT, LLC

BEATPORT	76/518,151 5/30/2003	2,985,842 8/16/2005	Registered	BEATPORT, LLC

BEATPORT	85/711,666 8/23/2012	N/A	Approved for Publication	BEATPORT, LLC

BEATPORT MIX	85/152,799 10/14/2010	4,040,816 10/18/2011	Registered	BEATPORT, LLC

BEATPORT MIX & Design	85/153,116 10/14/2010	4,040,817 10/18/2011	Registered	BEATPORT, LLC

BEATPORT SOUNDS	85/396,844 8/12/2011	4,293,035 2/19/2013	Registered	BEATPORT, LLC

TRADEMARK	APPLICATION NO. AND DATE	REGISTRATION NO. AND DATE	STATUS	OWNER
BEATPORTAL & Design	77/198,205 6/5/2007	3,425,679 5/13/2008	Registered	BEATPORT, LLC

BEATSOURCE	77/20118,769 2/28/2007	3,524,861 10/28/2008	Registered	BEATPORT, LLC

GET DOWN Logo	78/755,864 11/17/2005	3,210,719 2/20/2007	Registered	BEATPORT, LLC

LOG ON. GET DOWN.	76/627,972 1/13/2005	3,058,549 2/14/2006	Registered	BEATPORT, LLC

MASHBOX	85/343,701 6/10/2011	4,211,125 9/18/2012	Registered	BEATPORT, LLC

MY BEATPORT	85/332,533 5/27/2011	4,163,489 6/26/2012	Registered	BEATPORT, LLC

PLAY WITH MUSIC	85/204,693 12/23/2010	4,119,425 3/27/2012	Registered	BEATPORT, LLC

TRADEMARK	APPLICATION NO. AND DATE	REGISTRATION NO. AND DATE	STATUS	OWNER
PROMOONE	78/737,889 10/21/2005	3,145,372 9/19/2006	Registered	BEATPORT, LLC

SOUNDMAIL & Design	77/157,863 4/16/2007	3,380,595 2/12/2008	Registered	BEATPORT, LLC

BASEWARE DISTRIBUTION	85/422/724 9/14/2011	N/A	Notice of Publication Issued	BEATPORT, LLC

BEATPORT PRO	85/455,915 10/25/2011	N/A	Published; Opposed	BEATPORT, LLC

PLAY WITH MUSIC	85/605,758 4/23/2012	N/A	Allowed	BEATPORT, LLC

United States Copyrights and Copyright Applications:

None.

United States Patents and Patent Applications:

TITLE	APP. NO. AND DATE	STATUS	INVENTOR(S)	OWNER
Systems And Methods For Selling Sounds	61/613,730 3/21/2012	Pending	Matthew Thomas	BEATPORT, LLC

Systems And Methods For Selling Sounds	13802585 3/14/2013	Pending	Matthew Thomas	BEATPORT, LLC

DJ Stem Systems and Methods	13802548 3/14/2013	Pending	Michael Peter Siciliano	BEATPORT, LLC

Foreign Trademark Registrations and Trademark Applications:

COUNTRY	TRADEMARK	APP. NO.	APP. DATE	REG. NO.	REG. DATE	STATUS	OWNER

AU	BASEWARE	1,462,439	10/17/2011			PENDING	BEATPORT, LLC

AU	BASEWARE DISTRIBUTION	1,479,783	3/13/2012			PENDING	BEATPORT, LLC

AU	BEATDIS	1,449,788	7/25/2011	1,449,788	2/20/2012	REGISTERED	BEATPORT, LLC

AU	BEATPORT	1,093,968	10/10/2005	1,093,968	6/13/2006	REGISTERED	BEATPORT, LLC

AU	BEATPORT MIX	1,458,379	4/13/2011	1,458,379	3/5/2012	REGISTERED	BEATPORT, LLC

COUNTRY	TRADEMARK	APP. NO.	APP. DATE	REG. NO.	REG. DATE	STATUS	OWNER

AU	BEATPORT MIX	1,458,380	4/13/2011	1,458,379	3/5/2012	REGISTERED	BEATPORT, LLC

AU	BEATPORT PRO	1,465,176	11/3/2011	1,465,176	5/24/2012	REGISTERED	BEATPORT, LLC

AU	BEATPORT SOUNDS	1,455,819	9/12/2011	1,455,819	3/9/2012	REGISTERED	BEATPORT, LLC

AU	BEATPORTAL	1,465,155	10/31/2011	1,465,155	7/27/2012	REGISTERED	BEATPORT, LLC

AU	GET DOWN Logo	1,408,684	2/14/2011	1,408,684	3/5/2012	REGISTERED	BEATPORT, LLC

COUNTRY	TRADEMARK	APP. NO.	APP. DATE	REG. NO.	REG. DATE	STATUS	OWNER
AU	MASHBOX	1,455,830	9/22/2011	1,455,830	5/10/2012	REGISTERED	BEATPORT, LLC

AU	MY BEATPORT	1,434,559	6/6/2011			ACCEPTED	BEATPORT, LLC

AU	PLAY WITH MUSIC	1433736	5/6/2011			PENDING	BEATPORT, LLC

BX	BEATPORT	1079262	6/10/2005	778,335	11/10/2005	REGISTERED	BEATPORT, LLC

CA	BASEWARE	1,548,233	10/18/2011			PENDING	BEATPORT, LLC

CA	BASEWARE DISTRIBUTION	1,546,835	10/6/2011			ALLOWED	BEATPORT, LLC

CA	BEATPORT	1280206	11/10/2005	TMA684,553	3/23/2007	REGISTERED	BEATPORT, LLC

CA	BEATPORT MIX	1523658	4/14/2011	TMA831,929	9/13/2012	REGISTERED	BEATPORT, LLC

CA	BEATPORT MIX	1523659	4/14/2011	TMA833,546	10/3/2012	REGISTERED	BEATPORT, LLC

COUNTRY	TRADEMARK	APP. NO.	APP. DATE	REG. NO.	REG. DATE	STATUS	OWNER

CA	BEATPORT PRO	1,591,187	8/22/2012			PENDING	BEATPORT, LLC

CA	BEATPORT SOUNDS	1,543,466	9/14/2011			ADVERTISED	BEATPORT, LLC

CA	GET DOWN Logo	1515165	2/14/2011	TMA830,771	8/28/2012	REGISTERED	BEATPORT, LLC

CA	MASHBOX	1545123	9/26/2011			ALLOWED	BEATPORT, LLC

CA	MY BEATPORT	1,529,674	5/30/2011			ALLOWED	BEATPORT, LLC

COUNTRY	TRADEMARK	APP. NO.	APP. DATE	REG. NO.	REG. DATE	STATUS	OWNER
CA	PLAY WITH MUSIC	1,527,100	5/10/2011			ALLOWED	BEATPORT, LLC

CA	PLAY WITH MUSIC	1,599,343	10/23/2012			PENDING	BEATPORT, LLC

EU	BASEWARE	1,096,955	10/17/2011	1,096,955	12/21/2012	IR ACCEPTED; OPPOSED	BEATPORT, LLC

EU	BASEWARE DISTRIBUTION	1,094,444	10/6/2011	1,094,444	9/4/2012	IR ACCEPTED	BEATPORT, LLC

EU	BEATDIS	1,089,606	7/25/2011	1,089,606	7/23/2012	IR ACCEPTED	BEATPORT, LLC

EU	BEATPORT	9,271,636	7/26/2010	9,271,636	1/7/2011	REGISTERED	BEATPORT, LLC

EU	BEATPORT MIX	1,094,655	4/13/2011	1,094,655	9/11/2012	IR ACCEPTED	BEATPORT, LLC

EU	BEATPORT MIX	1,094,654	4/13/2011	1,094,654	9/11/2012	IR ACCEPTED	BEATPORT, LLC

COUNTRY	TRADEMARK	APP. NO.	APP. DATE	REG. NO.	REG. DATE	STATUS	OWNER
EU	BEATPORT PRO	1,098,900	11/3/2011	1,098,900	10/16/2012	IR ACCEPTED; DECLARATION OF INVALIDITY FILED	BEATPORT, LLC

EU	BEATPORT SOUNDS	1,093,743	9/12/2011	1,093,743	8/28/2012	IR ACCEPTED	BEATPORT, LLC

EU	BEATPORTAL	1,098,812	10/31/2011	1,098,812	10/16/2012	IR ACCEPTED	BEATPORT, LLC

EU	GET DOWN Logo	9,732,066	2/11/2011	9,732,066	7/15/2011	REGISTERED	BEATPORT, LLC

EU	MASHBOX	1,093,771	9/22/2011	1,093,771	8/28/2012	IR ACCEPTED	BEATPORT, LLC

EU	MY BEATPORT	1,081,409	6/6/2011	1,081,409	5/14/2012	IR ACCEPTED	BEATPORT, LLC

EU	PLAY WITH MUSIC	1,079,367	5/6/2011	1,079,367	5/1/2012	IR ACCEPTED	BEATPORT, LLC

COUNTRY	TRADEMARK	APP. NO.	APP. DATE	REG. NO.	REG. DATE	STATUS	OWNER
EU	SOUNDS TO SAMPLE	9,487,571	11/1/2010	9,487,571	2/28/2011	REGISTERED	SOUNDS TO SAMPLE, LTD

JP	BASEWARE	A0026740	10/17/2011			PENDING REFUSAL	BEATPORT, LLC

JP	BASEWARE DISTRIBUTION			1,094,444	10/26/2012	REGISTERED	BEATPORT, LLC

JP	BEATDIS			1,089,606		REFUSED	BEATPORT, LLC

JP	BEATPORT (Stylized)			871,967	1/15/2010	REGISTERED	BEATPORT, LLC

JP	BEATPORT MIX	1,094,655	4/13/2011			APPROVED FOR REGISTRATION	BEATPORT, LLC

JP	BEATPORT MIX	1,094,654				APPROVED FOR REGISTRATION	BEATPORT, LLC

COUNTRY	TRADEMARK	APP. NO.	APP. DATE	REG. NO.	REG. DATE	STATUS	OWNER
JP	BEATPORT PRO	1,098,900	11/3/2011			APPROVED FOR REGISTRATION	BEATPORT, LLC

JP	BEATPORT SOUNDS	1,093,743	9/12/2011	1,093,743	10/26/2012	REGISTERED	BEATPORT, LLC

JP	GET DOWN Logo	2011-011162	2/18/2011	5,446,837	10/28/2011	REGISTERED	BEATPORT, LLC

JP	MASHBOX			1,093,771	9/22/2011	REGISTERED	BEATPORT, LLC

JP	MY BEATPORT	1,081,409	6/6/2011			APPROVED FOR REGISTRATION	BEATPORT, LLC

JP	PLAY WITH MUSIC		5/6/2011	1,079,367		PENDING REGISTRATION	BEATPORT, LLC

NO	BEATPORT (Stylized)			871,967	12/15/2006	REGISTERED	BEATPORT, LLC

TR	BEATPORT (Stylized)			871,967	8/10/2007	REGISTERED	BEATPORT, LLC

IR	BASEWARE			1,096,955	10/17/2011	REGISTERED	BEATPORT, LLC

COUNTRY	TRADEMARK	APP. NO.	APP. DATE	REG. NO.	REG. DATE	STATUS	OWNER
IR	BASEWARE DISTRIBUTION			1,094,444	10/6/2011	REGISTERED	BEATPORT, LLC

IR	BEATDIS			1089606	7/25/2011	REGISTERED	BEATPORT, LLC

IR	BEATPORT (Stylized)			871,967	10/10/2005	REGISTERED	BEATPORT, LLC

IR	BEATPORT MIX			1,094,655	4/13/2011	REGISTERED	BEATPORT, LLC

IR	BEATPORT MIX			1,094,654	4/13/2011	REGISTERED	BEATPORT, LLC

IR	BEATPORT PRO			1098900	11/3/2011	REGISTERED	BEATPORT, LLC

IR	BEATPORT SOUNDS			1093743	9/12/2011	REGISTERED	BEATPORT, LLC

COUNTRY	TRADEMARK	APP. NO.	APP. DATE	REG. NO.	REG. DATE	STATUS	OWNER
IR	BEATPORTAL			1,098,812	10/31/2011	REGISTERED	BEATPORT, LLC

IR	MASHBOX			1,093,771	9/22/2011	REGISTERED	BEATPORT, LLC

IR	MY BEATPORT			1,081,409	6/6/2011	REGISTERED	BEATPORT, LLC

IR	PLAY WITH MUSIC			1,079,367	5/6/2011	REGISTERED	BEATPORT, LLC

IR	SOUNDS TO SAMPLE			1092256	9/12/2011	REGISTERED	BEATPORT, LLC

AU	LIFE IN COLOR	1517837	10/3/2012			PENDING	SFX-LIC OPERATING LLC

BR	LIFE IN COLOR	905607970	11/29/2012			PENDING	SFX-LIC OPERATING LLC

BR	LIFE IN COLOR	905608003	11/29/2012			PENDING	SFX-LIC OPERATING LLC

PA	LIFE IN COLOR	217990	10/29/2012			PENDING	SFX-LIC OPERATING LLC

COUNTRY	TRADEMARK	APP. NO.	APP. DATE	REG. NO.	REG. DATE	STATUS	OWNER
PA	LIFE IN COLOR	217991	10/29/2012			PENDING	SFX-LIC OPERATING LLC

Challenges to Validity of Grantor’s Rights in any Material Intellectual Property:

1.             Notice of Opposition to the registration by BEATPORT, LLC of the mark BEATPORT PRO (application serial no. 85/455,915) filed by Koss Corporation with the United States Patent and Trademark Office on January 9, 2013; Answer filed on behalf of BEATPORT, LLC on February 13, 2013.

2.             Application for Declaration of Invalidity of a Community Trade Mark filed by Koss Corporation against the international registration by BEATPORT, LLC of the mark BEATPORT PRO (International Registration No. 1098900) on January 14, 2013.

Schedule 4(b)

IP LICENSES

1.              Pursuant to the IDT JV Agreement, ID&T Holding B.V. granted ID&T/SFX North America LLC an exclusive license to use in North America all brands that ID&T Holding B.V. has the right to use in North America and the trademarks, trade names and similar intellectual property relating to those brands.

2.              Digital Music Download Sales Agreement dated April 1, 2012 between Believe SAS, BEATPORT, LLC and Beatport S.a.r.l., as amended by Digital Music Download Sales Agreement Amendment dated April 1, 2012, between Believe SAS, BEATPORT, LLC and Beatport S.a.r.l.

3.              Digital Music Download Sales Agreement dated April 1, 2009, between Music Mail Tontraeger GmbH, BEATPORT, LLC and Beatport S.a.r.l, as amended by Digital Music Download Sales Agreement Amendment dated April 1, 2009, between Music Mail Tontraeger GmbH, BEATPORT, LLC and Beatport S.a.r.l.

4.              Digital Music Download Sales Agreement dated July 1, 2007, between Isolation Network, Inc. d/b/a INgrooves and BEATPORT, LLC, as amended by Digital Music Download Sales Agreement Amendment dated July 1, 2007, between Isolation Network, Inc. d/b/a INgrooves and BEATPORT, LLC.

5.              Digital Music Download Sales Agreement dated April 1, 2009, between Armada Music, BEATPORT, LLC and Beatport S.a.r.l., as amended by Digital Music Download Sales Agreement Amendment dated April 1, 2009, between Armada Music, BEATPORT, LLC and Beatport S.a.r.l.

6.              Digital Music Download Sales Agreement dated March 12, 2009, between Symphonic Distribution, LLC, BEATPORT, LLC and Beatport S.a.r.l., as amended by Digital Music Download Sales Agreement Amendment dated March 12, 2009, between Symphonic Distribution, LLC, BEATPORT, LLC and Beatport S.a.r.l.

7.              Digital Music Download Sales Agreement dated April 1, 2009, between Toolroom Productions Ltd., BEATPORT, LLC and Beatport S.a.r.l, as amended by Digital Music Download Sales Agreement Amendment dated April 1, 2009, between Toolroom Productions Ltd., BEATPORT, LLC and Beatport S.a.r.l.

8.              Digital Music Download Sales Agreement dated April 1, 2009, between Get Physical Music GmbH, BEATPORT, LLC and Beatport S.a.r.l., as amended by Digital Music Download Sales Agreement Amendment dated April 1, 2009, between Get Physical Music GmbH, BEATPORT, LLC and Beatport S.a.r.l.

9.              Digital Music Download Sales Agreement dated March 12, 2009, between Proton LLC, BEATPORT, LLC and Beatport S.a.r.l., as amended by Digital Music Download Sales Agreement Amendment dated March 12, 2009, between Proton LLC, BEATPORT, LLC and Beatport S.a.r.l.

10.       Digital Music Download Sales Agreement Amendment dated April 1, 2009, between Triple Vision Record Distribution, BEATPORT, LLC and Beatport S.a.r.l., as amended by Digital Music Download Sales Agreement Amendment dated January 1, 2011, between Triple Vision Record Distribution, BEATPORT, LLC and Beatport S.a.r.l.

11.       Digital Music Download Sales Agreement dated April 1, 2009, between Houseplanet Distribution, BEATPORT, LLC and Beatport S.a.r.l., as amended by Digital Music Download Sales Agreement Amendment dated July 1, 2011, between Houseplanet Distribution, BEATPORT, LLC and Beatport S.a.r.l.

12.       Digital Music Download Sales Agreement dated January 10, 2011, between CR2 Records, BEATPORT, LLC and Beatport S.a.r.l., as amended by Digital Music Download Sales Agreement Amendment dated March 1, 2012, between CR2 Records, BEATPORT, LLC and Beatport S.a.r.l.

13.       Digital Music Download Sales Agreement dated April 1, 2012, between Be Yourself Catalogue B.V., BEATPORT, LLC and Beatport S.a.r.l., as amended by Digital Music Download Sales Agreement Amendment dated April 1, 2012, between Be Yourself Catalogue B.V., BEATPORT, LLC and Beatport S.a.r.l.

14.       Digital Music Download Sales Agreement dated April 1, 2009, between Be Yourself Catalogue B.V., BEATPORT, LLC and Beatport S.a.r.l., as amended by Digital Music Download Sales Agreement Amendment dated June 1, 2011, between Be Yourself Catalogue B.V., BEATPORT, LLC and Beatport S.a.r.l.

15.       Digital Music Download Sales Agreement dated April 7, 2011, between Noir Music Label Group, BEATPORT, LLC and Beatport S.a.r.l., as amended by Digital Music Download Sales Agreement Amendment dated April 7, 2011, between Noir Music Label Group, BEATPORT, LLC and Beatport S.a.r.l.

16.       Digital Music Download Sales Agreement dated April 1, 2009, between Black Hole Recordings B.V., BEATPORT, LLC and Beatport S.a.r.l., as amended by Digital Music Download Sales Agreement Amendment dated January 1, 2011, between Black Hole Recordings B.V., BEATPORT, LLC and Beatport S.a.r.l.

17.       Digital Music Download Sales Agreement dated April 1, 2009, between Black Hole Recordings B.V., BEATPORT, LLC and Beatport S.a.r.l., as amended by Digital Music Download Sales Agreement Amendment dated April 1, 2011, between Black Hole Recordings B.V., BEATPORT, LLC and Beatport S.a.r.l.

18.       Digital Music Download Sales Agreement dated April 1, 2009, between between BEATPORT, LLC and Isolation Network, Inc. d/b/a INgrooves, as amended by Beatport Remix Application Amendment dated April 16, 2012, by and between BEATPORT, LLC and Isolation Network, Inc. d/b/a INgrooves.

19.       Digital Music Download Sales Agreement dated January 23, 2012 between Strictly Rhythm Records, Inc. and BEATPORT, LLC, as amended by Beatport Remix Application Amendment dated January 23, 2012, between Strictly Rhythm Records, Inc. and BEATPORT, LLC.

Schedule 5

COMMERCIAL TORT CLAIMS

None.

Schedule 6

DEPOSIT ACCOUNTS; SECURITIES ACCOUNTS; COMMODITY ACCOUNTS

Deposit Accounts

Loan Party	Financial Institution (and address)	Account Number	Account Type
SFX-LIC Operating LLC	JPMorgan Chase, N.A., 100 E. Broad Street, Columbus, OH 43215	###	Checking
SFX-LIC Operating LLC	JPMorgan Chase, N.A., 100 E. Broad Street, Columbus, OH 43215	###	Checking (Payroll)
SFX-Nightlife Operating LLC	JPMorgan Chase, N.A., 100 E. Broad Street, Columbus, OH 43215	###	Checking
SFX-Nightlife Operating LLC	JPMorgan Chase, N.A., 100 E. Broad Street, Columbus, OH 43215	###	Checking (Payroll)
BEATPORT, LLC	US Bank PO Box 1800, Saint Paul, Minnesota 55101-0800	###	Checking
BEATPORT, LLC	JPMorgan Chase Bank, N.A. Colorado Market PO Box 659754, San Antonio, Texas 78265-9754	###	Checking
BEATPORT, LLC	JPMorgan Chase Bank, N.A. Colorado Market PO Box 659754, San Antonio, Texas 78265-9754	###	Payroll (zero balance account)
BEATPORT, LLC	JPMorgan Chase Bank, N.A. Colorado Market PO Box 659754, San Antonio, Texas 78265-9754	###	Operating Account
BEATPORT, LLC	JPMorgan Chase Bank, N.A. Colorado Market PO Box 659754, San Antonio, Texas 78265-9754	###	Disbursement Account
BEATPORT, LLC	JPMorgan Chase Bank N.A. 125 London Wall, London, EC2Y 5AJ	###	Operating Account
BEATPORT, LLC	JPMorgan Chase Bank N.A. 125 London Wall, London, EC2Y 5AJ	###	Operating Account

Confidential material redacted and filed separately with the Commission.

Loan Party	Financial Institution (and address)	Account Number	Account Type
BEATPORT, LLC	JPMorgan Chase Bank, N.A. Colorado Market PO Box 659754, San Antonio, Texas 78265-9754	###	401(k)
BEATPORT, LLC	JPMorgan Chase Bank N.A. 125 London Wall, London, EC2Y 5AJ	###	Used for accounting purposes only
BEATPORT, LLC	JPMorgan Chase Bank, N.A. - London Branch 25 Bank Street, London E14 5JP	###	Operating Account
BEATPORT, LLC	JPMorgan Chase Bank N.A. 125 London Wall, London, EC2Y 5AJ	###	Escrow Account
BEATPORT, LLC	JPMorgan AG Junghofstrasse 14, 60311 Frankfurt am Main, Germany	###	Sweep Account
BEATPORT, LLC	JPMorgan Chase Bank, N.A. Colorado Market PO Box 659754, San Antonio, Texas 78265-9754	###	Used to receive funds (zero balance account)
BEATPORT, LLC	JPMorgan Chase Bank, N.A. Colorado Market PO Box 659754, San Antonio, Texas 78265-9754	###	Cash Account
BEATPORT, LLC	Paypal*Sounds2Samp and Paypal*Beatport www.paypal.com; http://www.soundstosample.com	N/A	Sweep Account
BEATPORT, LLC	Paypal*Sounds2Samp and Paypal*Beatport www.paypal.com; http://www.soundstosample.com	N/A	Sweep Account
BEATPORT, LLC	Paypal*Sounds2Samp and Paypal*Beatport www.paypal.com; http://www.soundstosample.com	N/A	Operating Account
BEATPORT, LLC	US Bank PO Box 1800, Saint Paul, Minnesota 55101-0800	###	Certificate of Deposit
BEATPORT, LLC	JPMorgan Chase Bank, N.A. Colorado Market PO Box 659754, San Antonio, Texas 78265-9754	###	Money Market Account

Confidential material redacted and filed separately with the Commission.

Securities Accounts

None.

Commodity Accounts

None.

Schedule 7

PERFECTION AND PRIORITY

None.

Annex I to
Guarantee and Collateral Agreement

ASSUMPTION AGREEMENT, dated as of [•], 201[•], made by [•] (the “Additional Grantor”), in favor of Barclays Bank PLC (“Barclays”), as Collateral Agent (in such capacity, the “Collateral  Agent”) for the banks and other financial institutions or entities (the “Secured Parties”) from time to time parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meanings ascribed to them in such Credit Agreement.

W I T N E S S E T H :

WHEREAS, SFX Intermediate Holdco II LLC, a Delaware corporation (the “Borrower”), the Lenders party thereto from time to time, and Barclays, as Administrative Agent have entered into that certain Credit Agreement, dated as of March 15, 2013 (as amended, restated, supplemented waived and/or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its Subsidiaries (other than the Additional Grantor) have entered into the Guarantee and Collateral Agreement, dated as of March 15, 2013 (as amended, restated, supplemented, waived and/or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) in favor of the Collateral Agent for the benefit of the Secured Parties;

WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;

NOW, THEREFORE, IT IS AGREED:

1.             Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.13 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules to the Guarantee and Collateral Agreement. The Additional Grantor hereby represents and warrants, to the extent applicable, that each of the representations and warranties contained in Section 4 of the Guarantee and Collateral Agreement is true and correct in all material respects on and as of the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date except to the extent that any representation and warranty relates to an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date.

2.             GOVERNING LAW.  THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

Annex I-A to
Assumption Agreement

Supplement to Schedule 1

Supplement to Schedule 2

Supplement to Schedule 3

Supplement to Schedule 4(a)

Supplement to Schedule 4(b)

Supplement to Schedule 5

Supplement to Schedule 6

Supplement to Schedule 7

Annex II to
Guarantee and Collateral Agreement

ACKNOWLEDGMENT AND CONSENT

The undersigned hereby acknowledges receipt of a copy of the Guarantee and Collateral Agreement dated as of March 15, 2013 (the “Agreement”), made by the Grantors parties thereto for the benefit of Barclays Bank PLC, as Collateral Agent for the Secured Parties. The undersigned agrees for the benefit of the Collateral Agent and the other Secured Parties as follows:

1.                                      The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

2.                                      The terms of Sections 6.3(c) and 6.8 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.8 of the Agreement.

[NAME OF ISSUER]

By:
Name:
Title:

Address for Notices:

Email: